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                                                                    EXHIBIT 3.25

                          CERTIFICATE OF INCORPORATION

                                       OF

                           Intertherm Investments Inc.

                                    * * * * *

      1. The name of the corporation is Intertherm Investments Inc.

      2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      3. The nature of the business or purposes to be conducted or promoted is:

      To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

      5A. The name and mailing address of each incorporator is as follows:

           NAME                           MAILING ADDRESS

           D. A. Hampton                  Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, Delaware 19801

           J. A. Grodzicki                Corporation Trust Center

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                                          1209 Orange Street
                                          Wilmington, Delaware 19801

           S. J. Queppet                  Corporation Trust Center
                                          1209 Orange Street
                                          Wilmington, Delaware 19801

      5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

           NAME                           MAILING ADDRESS

           Ralph R. Papitto               50 Kennedy Plaza
                                          Providence, RI 02903

           Richard L. Brady               50 Kennedy Plaza
                                          Providence, RI 02903

           Richard J. Harris              50 Kennedy Plaza
                                          Providence, RI 02903

      6. The corporation is to have perpetual existence.

      7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

      To make, alter or repeal the by-laws of the corporation.

      8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained

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in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

      WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 19th day of June, 1986.

                                        /s/ D.A. Hampton
                                      ----------------------------
                                      D. A. Hampton

                                        /s/ J.A. Grodzicki
                                      ----------------------------
                                      J. A. Grodzicki

                                        /s/ S. J. Queppet
                                      ----------------------------
                                      S. J. Queppet

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                           INTERTHERM INVESTMENTS INC.

      Intertherm Investments Inc. (the "Corporation"), a Delaware corporation, does hereby certify as follows:

      1. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof in its entirety and by substituting in lieu thereof the following new Article 1:

      "1. The name of the corporation is Mammoth, Inc."

      2. This amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Vice President and Secretary this 3 day of December, 1992.

                                      INTERTHERM INVESTMENTS INC.

                                      By:   /s/ Richard J. Harris
                                          ------------------------------
                                            Vice President

                                      By:   /s/ Kevin W. Donnelly
                                          -------------------------------
                                            Secretary

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